                                                                     EXHIBIT 5.1

[LETTERHEAD OF MANATT, PHELPS & PHILLIPS, LLP APPEARS HERE]



October 27, 1997

                                                              File No: 11228-039

The Board of Directors
Highland Bancorp, Inc.
601 South Glenoaks Boulevard
Burbank, California  91502

Ladies and Gentlemen:

          This opinion is rendered in connection with the Registration Statement to be filed on form S-4 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 2,300,137 shares of the common stock, $0.01 par value per share (the "Common Stock"), of Highland Bancorp, Inc., a Delaware corporation (the "Company"), proposed to be issued to holders of the common stock of Highland Federal Bank, a federally chartered savings bank (the "Bank"), in connection with the reorganization of the Bank into a holding company form of organization (the "Reorganization"), as described in the Registration Statement.

          As counsel to the Company, we have reviewed such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination of certain corporate records of the Company, we have assumed and have not verified; (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of such corporate records, and any other documents, certificates and statements of fact, in each case given or made available to us by the Company.

          We have obtained from officers of the Company such advice as we considered necessary in rendering this opinion and, insofar as our opinion is based on matters of fact upon which conclusions of law are expressed, we have relied upon such advice.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. The Common Stock has been duly authorized, and will be validly issued, fully paid and nonassessable when issued and delivered pursuant to the terms of that certain Plan of Reorganization and Agreement of Merger to be entered into by and among the Company, the Bank and Highland Federal Interim Savings Bank, a federal interim savings bank formed for the sole purpose of effecting the Reorganization.

October 27, 1997
Page 2


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Manatt, Phelps & Phillips, LLP
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                              MANATT, PHELPS & PHILLIPS, LLP